EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the use in this Registration  Statement on Form SB-2 of our
report  dated  January  23,  2004  relating  to  the  financial   statements  of
WindsorTech, Inc., which appears in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 9, 2004, except for Note 8, which is dated May 28, 2004 relating to the combined financial statements of Qualtech International Corporation and Affiliate, which appears in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Rubin, Brown, Gornstein & Co. LLP

Rubin, Brown, Gornstein & Co. LLP
Saint Louis, Missouri
June 28, 2004


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